UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

TRULI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53641	26-3090646
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

344 GROVE ST #2 #4018 JERSEY CITY, NJ	07302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 862-2979

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective November 27, 2018, (the “Effective Date”) Truli Technologies, Inc. (the “Company”) borrowed $50,000 from an institutional investor (the “Investor”) and issued it a 10% Original Issue $55,000 Discount Promissory Note (the “Note”). The Note bears interest at 5% per annum and matures on the earlier of (i) 90 days from the Effective Date, or (ii) the Company’s receipt of a minimum of $1,000,000 as a result of the Company closing the sale of any equity or debt securities (either a “Maturity Date”). At the Company’s option, upon the Maturity Date it may cause the Investor to convert all principal and interest owed under the Note into securities of the Company identical to those offered to investors in the $1,000,000 financing.

The foregoing description of the Note is a summary only and is qualified in its entirety by the full text of the Note which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In disclosing the issuance of the Note under this Item 3.02, the Company does not admit that the Note is a security as defined under the applicable federal and state securities laws. The disclosure included under Item 2.03, above, is incorporated by reference herein. If the Note is deemed a security, it has not been registered under the Securities Act of 1933 (the “Act”) and was issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder since the Company reasonable believes the Investor is an accredited investor as defined by Rule 501.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 3, 2018	TRULI TECHNOLOGIES, INC.

	By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer (Principal Executive Officer)

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